UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2020

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, TX 77389
(Address of principal executive offices)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 8, 2020, the Company, several banks and other financial institutions (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), entered into Amendment No. 8 (the “Amendment”) to that certain Credit Agreement dated as of April 26, 2018, by and among the Company, the Lenders from time to time party thereto and the Administrative Agent (the “Credit Agreement”). Additionally, effective as of October 8, 2020 and pursuant to the Amendment and the semi-annual borrowing base redetermination, both the Borrowing Base (as defined in the Credit Agreement) and total Lender commitments remain at $1.8 billion. The Credit Agreement was amended to, among other matters:
(i)limit the Company’s unrestricted cash and cash equivalents to $200 million when loans under the Credit Agreement are outstanding, subject to certain exceptions; and
(ii)increase the applicable rate by 25 basis points on loans outstanding under the Credit Agreement.
In addition, certain amendments and redeterminations are conditioned upon a successful close of the anticipated merger by and between the Company and Montage Resources Corporation (“Montage”) in the fourth quarter of 2020. Upon the closing of the Company’s merger with Montage and satisfaction of related conditions and pursuant to the Amendment and the semi-annual borrowing base redetermination, both the Borrowing Base (as defined in the Credit Agreement) and total Lender commitments will be increased to $2.0 billion and the Credit Agreement will be further amended to, among other matters, deem letters of credit outstanding under the existing Montage credit facility to have been issued under the Credit Agreement.
The disclosure contained in this Item 1.01 does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment that is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 8 to Credit Agreement, dated October 8, 2020, among Southwestern Energy Corporation, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent for the lenders
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

Dated: October 8, 2020	By:	/s/ CHRIS LACY
		Name:	Chris Lacy
		Title:	Vice President, General Counsel and Secretary